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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-130841 of Neff Rental, LLC, Neff Finance Corp. and Neff Rental, Inc. of our report dated March 9, 2005, except for the restated amounts as of and for the year ended December 31, 2004 in Note 13 as to which the date is May 10, 2006 and the 2004 condensed consolidating financial information included in Note 15, as to which the date is January 3, 2006, except for the restated condensed consolidating financial information as of December 31, 2004, as to which the date is May 10, 2006, relating to the consolidated financial statements of Neff Corp. and Subsidiary appearing in the Prospectus, which is a part of this Registration Statement. Our report includes an explanatory paragraph referring to the restatement of the 2004 consolidated financial statements. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  KAUFMAN, ROSSIN & CO., P.A.

Kaufman, Rossin & Co., P.A.
Miami, Florida
May 10, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM